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CENTEX HOME EQUITY LOAN TRUST 2005-D
09/1/05 ACTUAL BALANCES

Weighted Average Back-End Ratio:	39.38%		1.96	89.24%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
BACK-END RATIO:	Mortgage Loans	the Cutoff Date	the Cutoff Date
1.96 - 5.00	2	226,854.86	0.02
5.01 - 10.00	20	1,501,422.73	0.15
10.01 - 15.00	103	6,951,562.78	0.70
15.01 - 20.00	243	19,352,980.02	1.94
20.01 - 25.00	525	47,012,381.97	4.72
25.01 - 30.00	820	82,395,219.59	8.27
30.01 - 35.00	1,174	126,797,029.52	12.72
35.01 - 40.00	1,459	173,053,771.84	17.37
40.01 - 45.00	1,952	235,901,037.32	23.67
45.01 - 50.00	1,686	215,617,418.42	21.64
50.01 - 55.00	595	82,168,012.71	8.25
55.01 - 60.00	21	2,846,271.58	0.29
60.01 - 65.00	8	1,640,029.96	0.16
65.01 - 70.00	2	401,745.64	0.04
70.01 - 75.00	2	226,321.90	0.02
75.01 - 80.00	1	163,511.19	0.02
80.01 - 85.00	1	46,567.62	0.00
85.01 - 89.24	1	224,356.17	0.02
Total	8,615	996,526,495.82	100.00